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                                                                    EXHIBIT 12.1

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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
                                             NINE MONTHS
                                                ENDED                        FOR THE YEAR ENDED DECEMBER 31,
                                            SEPTEMBER 30,   -------------------------------------------------------------
                                                2004           2003          2002         2001        2000         1999
                                            -------------   ----------   -----------   ---------   ----------   ---------
EARNINGS (LOSS):
     Income (loss) from continuing
        operations                          $     (46,631)  $  (61,122)  $   (59,670)  $ (35,172)  $  (25,994)  $ (12,475)
     Add:
        Interest expense                            1,829          325             7         314          422         303
        Estimated interest factor in
           rental expense                           1,308        2,947         2,332         762        1,171         822
                                            -------------   ----------   -----------   ---------   ----------   ---------
        Total earnings (loss)               $     (43,494)    $(57,850)  $   (57,331)  $ (34,096)  $  (24,401)  $ (11,350)
                                            =============   ==========   ===========   =========   ==========   =========
FIXED CHARGES:
     Interest expense                       $       1,829   $      325   $         7   $     314   $      422   $     303
     Estimated interest factor in
        rental expense                              1,308        2,947         2,332         762        1,171         822
     Accretion on redeemable
        convertible preferred stock                     0            0             0           0          134         535
                                            -------------   ----------   -----------   ---------   ----------   ---------
        Total fixed charges                 $       3,137   $    3,272   $     2,339   $   1,076   $    1,727   $   1,660
                                            =============   ==========   ===========   =========   ==========   =========
DEFICIENCY OF EARNINGS TO COVER FIXED
  CHARGES:                                  $     (46,631)  $  (61,122)  $   (59,670)  $ (35,172)  $  (26,128)  $ (13,010)
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